UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 20, 2007
Commission File No. 000-51342
CHARTWELL INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	95-3979080

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
177 Madison Avenue, 2nd Floor
Morristown, New Jersey 07960
(Address and telephone number of principal executive offices) (Zip Code)
(973) 400-7010
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement
          On March 20, 2007, Chartwell International, Inc. (the “Company”) entered into a Consuting Agreement (“Agreement”) with Entitlement Solutions, Inc. (“ES”) whereby the Company engaged ES as a consultant for a term starting on March 12, 2006 and ending on March 12, 2008 (the “Term”), to act as General Manager and Strategist of the Company and its subsidiaries. The Company agreed to compensate ES as follows: (1) $20,000 per month, including reasonable out-of-pocket expenses; (2) 400,000 shares of the Company’s restricted common stock in accordance with the Company’s standard form of restricted stock purchase agreement; and (3) an option to purchase 600,000 shares of the Company’s common stock at a price per share of $2.50 in accordance with the Company’s standard form of stock option agreement.
          The restricted common stock vests upon the earlier of (i) January 1, 2009, (ii) the sale of at least $15,000,000 worth of Company’s securities in a secondary public offering and the date the Company’s shares of common stock are approved for listing and trading on a U.S. or international stock exchange, (iii) in the event of a merger or sale of substantially all the assets of the Company, or (iv) the resignation by Mr. Imre Eszenyi from the Company’s board of directors.
          The option vested with respect to two-thirds on March 12, 2007, and the remainder will vest on March 1, 2008.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

Exhibit	Description
10.1	Consulting Agreement between the Company and Entitlement Solutions, Inc. dated March 20, 2007

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTWELL INTERNATIONAL, INC., a Nevada Corporation
Dated: March 26, 2007	/s/ Paul Biberkraut
Paul Biberkraut,
Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Consulting Agreement between the Company and Entitlement Solutions, Inc. dated March 20, 2007